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                                  Exhibit 23.1
                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pemstar Inc. and to the incorporation by reference therein of our reports dated April 30, 2001, with respect to the consolidated financial statements and schedule of Pemstar Inc. included or incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 2001 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 12, 2001